EXHIBIT 3.1

                                  [STATE LOGO]

                           FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State
May 17, 2000


Mr. George L. Diamond
Halter Financial Group, Inc.
7701 Las Colinas Ridge, Suite 250
Irving, TX 75063





The Articles of Merger were filed on May 15, 2000, for RAS ACQUISITION CORP., the surviving Delaware corporation not authorized to transact business in Florida.

Should you have any further questions regarding this matter, please feel free to call (850) 487-6050, the Amendment Filing Section.

Susan Payne
Senior Section Administrator
Division of Corporations                             Letter Number: 90OA00027828

      Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314

                               ARTICLES OF MERGER
                              (PROFIT CORPORATIONS)


The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105,F.S.

FIRSt: The name and jurisdiction of the SURVIVING corporation is:

NAME                                                 JURISDICTION
----                                                 ------------

RAS ACQUISITION CORP.                                DELAWARE
---------------------                                --------

SECOND: The name and Jurisdiction of each MERGING corporation is:

NAME                                                 JURISDICTION
----                                                 ------------

RAS ACQUISITION CORP.                                DELAWARE
---------------------                                --------

ROSE AUTO STORES - FLORIDA, INC.                     FLORIDA
--------------------------------                     -------

THIRD: The Plan of Merger is attached.

FOURTH: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

FIFTH: The Plan of Merger was adopted by the board of directors of the surviving corporation on May 10, 2000 and shareholder approval was not required.

SIXTH: The Plan of Merger was not approved by either the shareholders or the board of directors of the merging corporation as it was ordered and approved by the United States Bankruptcy Court for the Southern District of Florida, Miami Division pursuant to that Amended Joint Plan of Reorganization (the "Bankruptcy Plan") dated February 10, 1999 and confirmed on April 22, 1999. The Bankruptcy Plan is attached.




                             SIGNATURE PAGE FOLLOWS

SEVENTH: SIGNATURES FOR EACH CORPORATION

NAME OF CORPORATION      SIGNATURE                TYPED OR PRINTED OF INDIVIDUAL
                                                               & TITLE
--------------------------------------------------------------------------------

RAS ACQUSITION CORP      /S/TIMOTHY P. HALTER      TIMOTHY P. HALTER, PRESIDENT

ROSE AUTO STORES -       /S/TIMOTHY P. HALTER      TIMOTHY P. HALTER, PRESIDENT
  FLORIDA, INC